UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-12

                           SCBT Financial Corporation
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                                                                         -------

     (2)  Aggregate number of securities to which transaction applies:
                                                                      ----------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                                          ----------------------

     (5)  Total fee paid:
                         -------------------------------------------------------

          ---------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 -----------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                                                       -------------------------

     (3)  Filing Party:
                       ---------------------------------------------------------

     (4)  Date Filed:
                     -----------------------------------------------------------

Explanatory Note:

We are filing this revised definitive proxy statement to include the proxy cover page and the form of proxy card. The proxy statement and proxy card will be mailed to shareholders on or about March 24, 2006.

                           SCBT FINANCIAL CORPORATION
                               520 Gervais Street
                         Columbia, South Carolina 29201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To be held April 25, 2006


TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 25, 2006, for the following purposes:

          (1)  To elect six directors of the Company to serve three-year terms;

          (2) To ratify the appointment of J.W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors for the Company for the fiscal year ending December 31, 2006; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


     Only record holders of Common Stock of the Company at the close of business on March 10, 2006, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2005 Annual Report to Shareholders (which includes its 2005 Annual Report on Form 10-K) are enclosed with this Notice.

     You are cordially invited and urged to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO PROMPTLY VOTE BY TELEPHONE, INTERNET, OR BY MAIL ON THE PROPOSALS PRESENTED, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD FOR WHICHEVER VOTING METHOD YOU PREFER. IF YOU VOTE BY MAIL, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE-PAID ENVELOPE. IF YOU NEED ASSISTANCE IN COMPLETING YOUR PROXY, PLEASE CALL THE COMPANY AT 800-277-2175. IF YOU ARE A RECORD SHAREHOLDER, ATTEND THE ANNUAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED BY A RECORD HOLDER AT ANY TIME BEFORE IT IS EXERCISED.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF ALL THE PROPOSALS PRESENTED.


                                       By Order of the Board of Directors



                                       /S/ James C. Hunter, Jr
                                       -----------------------
                                       James C. Hunter, Jr.
                                       Secretary
Columbia, South Carolina
March 24, 2006

                           SCBT FINANCIAL CORPORATION
                               520 Gervais Street
                         Columbia, South Carolina 29201

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            to be Held April 25, 2006


     This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's board of directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Dorchester-Jasper Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 25, 2006 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 24, 2006.

     The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 803-771-2265.

                                  ANNUAL REPORT

     The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2005 financial statements) is enclosed herewith. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                               REVOCATION OF PROXY

     Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: James C. Hunter, Jr. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

                                QUORUM AND VOTING

     The Company's only voting security is its $2.50 par value Common Stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 10, 2006 (the "Record Date"), the Company had issued and outstanding 8,671,091 shares of Common Stock, which were held of record by approximately 5,400 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

     Provided a quorum is established at the meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting. Votes that are withheld, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of the election of directors. Shareholders of the Company do not have cumulative voting rights.

     All other matters to be considered and acted upon at the Annual Meeting, including the proposals to ratify the appointment of J. W. Hunt and Company, LLP, Certified Public Accountants, as independent auditors, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

                       ACTIONS TO BE TAKEN BY THE PROXIES

     Each proxy, unless the shareholder otherwise specifies therein, will be voted "FOR" the election of the persons named in this Proxy Statement as the board of directors' nominees for election to the board of directors; and "FOR" the ratification of the appointment of J. W. Hunt and Company, LLP as independent auditors for the fiscal year ending December 31, 2006. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the board of directors does not know of any such other business.

                    SHAREHOLDER PROPOSALS AND COMMUNICATIONS

     Any shareholder of the Company desiring to include a proposal in the Company's 2007 proxy materials for action at the 2007 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2006 if such proposal is to be considered for inclusion in the 2007 proxy materials. Only proper proposals that are timely received will be included in the Company's 2007 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the Governance Committee of the Company at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of Company stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and the Company valued in excess of $60,000 and other types of business relationships with the Company; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and a statement of the recommended candidate's qualifications for board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

     The Company does not have a formal process by which shareholders may communicate with the board of directors. Historically, however, the Chairman of the Board has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the board of directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the board may do so by writing to the secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

                     BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

     The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership by any single person or group, as known by the Company:


                             Name and Address of          Amount of Beneficial  Percent of Shares
  Title of Class               Beneficial Owner                 Ownership          Outstanding
  --------------               ----------------                 ---------          -----------
Common Stock Shares   Wellington Management Company, LLP         456,813              5.27%
                      75 State Street, Boston, MA 02109


            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 10, 2006, the number and percentage of outstanding shares beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.


                                                               Amount and Nature of Beneficial Ownership
                                        ---------------------------------------------------------------------------------
                                                                               Common Shares             Percent of
                                                 Common Shares                 Subject to a                Shares
Name of Beneficial Owner                       Beneficially Owned (1)        Right to Acquire (2)        Outstanding
-----------------------------------     --------------------------------    ---------------------     -------------------
Colden R. Battey, Jr. (3) (6)                           86,222                      2,894                  1.0%
Luther J. Battiste, III (6)                              1,740                      1,708                    *
Joe E. Burns (4) (6)                                     9,875                      7,897                    *
Thomas S. Camp (4) (6)                                   7,656                     15,337                    *
Dalton B. Floyd, Jr. (6)                                19,106                          -                    *
M. Oswald Fogle (6)                                     10,585                      2,621                    *
Dwight W. Frierson (5) (6)                              14,223                      3,598                    *
R. Caine Halter (6)                                      1,020                          -                    *
Robert R. Hill, Jr. (6)                                 37,478                     12,877                    *
Robert R. Horger (4) (6)                                39,633                     15,426                    *
Richard C. Mathis (4) (6)                               16,939                     11,976                    *
Harry M. Mims, Jr. (6)                                  36,111                      3,356                    *
Ralph W. Norman (6)                                      7,103                      2,863                    *
John C. Pollok (3) (4) (6)                              10,645                     15,954                    *
James W. Roquemore (3) (5) (6)                          14,013                      3,020                    *
Thomas E. Suggs (6)                                      3,380                      2,847                    *
Susie H. VanHuss (6)                                     1,200                        500                    *
A. Dewall Waters (6)                                    30,610                      2,747                    *
John W. Williamson, III (6)                             52,835                      2,401                    *
Cathy Cox Yeadon (3) (5) (6)                            10,975                      1,603                    *
All directors and executive officers
as a group (21 Persons) (2) (4) (6)                    423,828                    114,167                  6.2%


-----------------------------

* Indicates less than one percent of the outstanding SCBT Financial Corporation Common Stock shares.

(1) As reported to the Company by the directors, nominees and executive officers.
(2) Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date March 10, 2006.
(3) Excludes shares of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Battey, 20,844 shares; Mr. Pollok, 543 shares; Mr. Roquemore, 9,091 shares; and Ms. Yeadon, 4,074 shares.
(4) Includes shares held as of December 31, 2005 by the Company under the Company's Employee Savings Plan, as follows: Mr. Burns, 1,167 shares; Mr. Camp, 586 shares; Mr. Horger, 1,292 shares; Mr. Mathis, 1,670 shares; Mr. Pollok, 1,795 shares; and all directors and executive officers as a group, 7,663 shares.
(5) For Mr. Frierson, includes 6,704 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Roquemore, includes 7,127 shares owned by Patten Seed Company, of which Mr. Roquemore is a 30% owner and management affiliate. For Ms. Yeadon, excludes 17,583 shares owned by Cox Scholarship Fund, of which Ms. Yeadon is an affiliate.
(6) Includes shares of restricted stock, as to which the recipients have full voting privileges. The shares are as follows: Mr. Burns, 3,983 shares; Mr. Camp, 4,632 shares; Mr. Hill, 7,394 shares; Mr. Horger, 1,021 shares; Mr. Mathis, 4,636 shares; Mr. Pollok, 5,219 shares; Mr. Halter, 200 shares; all other named non-employee directors, 50 shares except for Mr. Floyd who has no such shares at this time;and all directors and executive officers as a group, 27,685 shares. These restricted stock shares are not currently vested.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Company provide for a maximum of 20 directors, to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors has currently established the number of directors at 16, effective at the Annual Meeting. Colden R. Battey, Jr., M. Oswald Fogle, Dwight W. Frierson, and Thomas E. Suggs, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the board of directors for reelection by the shareholders. Additionally, Dalton B. Floyd, Jr. and R. Caine Halter, each of whom since the last Annual Shareholders' Meeting was recommended by the Governance Committee and subsequently elected to the board of directors by the board members, have been nominated by the board of directors for election by the shareholders.

     The table below sets forth the name, age and business experience for the past five years of each nominee for director and each current director of SCBT Financial Corporation.


                                    Year First
       Name and Age              Elected Director            Business Experience for the Past Five Years
       ------------              ----------------            -------------------------------------------

                                  Director Nominees Whose Terms Will Expire in 2009

Colden R. Battey, Jr. (70)           1999                    Senior Partner of Harvey & Battey Law Firm,
                                                             Beaufort, S.C.

Dalton B. Floyd, Jr. (67)                                    Chairman and General Counsel of SunBank, N.A. since 1999.
                                                             He has also served as Chairman of Sun Bancshares Inc. during the same time.  Mr. Floyd has been counsel to Carolinas PGA while maintaining his practice in the Floyd Law Firm, P.A.

M. Oswald Fogle (61)                 2001                    President of Decolam, Inc., a company engaged in the
                                                             lamination of boards and general warehousing.

Dwight W. Frierson (49)              1996                    Vice Chairman of the Board, SCBT Financial Corporation
                                                             and South Carolina Bank and Trust, N.A. He is also Vice
                                                             President and General Manager of Coca-Cola Bottling
                                                             Company of Orangeburg, S.C.

R. Caine Halter (44)                                         President of Coldwell Banker Commercial Caine Real Estate,
                                                             Greenville, SC, since 1983, a corporate real estate and real estate investment firm.

Thomas E. Suggs (56)                 2001                    President and Chief Executive Officer of Keenan and
                                                             Suggs, Inc., an insurance brokerage and consulting firm.

                                  Current Director Whose Terms Will Expire in 2008

Luther J. Battiste, III (56)         2001                    Partner in the firm Johnson, Toal and Battiste, P.A.,
                                                             Attorneys at Law, Columbia, S.C. and Orangeburg, S.C.

Robert R. Hill, Jr. (39)             1996                    President and Chief Executive Officer of SCBT Financial
                                                             Corporation and South Carolina Bank and Trust, N.A. since
                                                             November 6, 2004.  Prior to that time, Mr. Hill served as
                                                             President and Chief Operating Officer of South Carolina Bank
                                                             and Trust, N.A. from 1999 to November 6, 2004.

Ralph W. Norman (52)                 1996                    President of Warren Norman Co., Inc., a real estate
                                                             brokerage firm.



Susie H. VanHuss (66)                2004                    Executive Director of the University of South Carolina
                                                             Foundations and Professor Emeritus of Management
                                                             in the Moore School of Business, University of South
                                                             Carolina, Columbia, SC.  As Executive Director, she is the
                                                             Chief Executive Officer of the USC Educational Foundation and
                                                             the USC Development Foundation, both 501(C) (3) non-profit
                                                             South Carolina corporations.

A. Dewall Waters (62)                1987                    Partner in A.D. Waters Enterprises, LLC, a partnership
                                                             that owns and operates McDonald's restaurants.

                                  Current Directors Whose Terms Will Expire in 2007

Robert R. Horger (55)                1991                    Chairman of SCBT Financial Corporation and
                                                             South Carolina Bank and Trust, N.A. since 1998.  He also
                                                             has served as Vice Chairman of SCBT Financial
                                                             Corporation and South Carolina Bank and Trust, N.A.
                                                             from 1994 to 1998.  Mr. Horger is an attorney with Horger,
                                                             Barnwell and Reid in Orangeburg, S.C.

Harry M. Mims, Jr. (64)              1988                    President of J.F. Cleckley & Company, a company
                                                             engaged in site development.

James W. Roquemore (51)              1994                    Chief Executive Officer of Patten Seed Company, Inc. of
                                                             Lakeland, GA and General Manager of Super-Sod/Carolina, a
                                                             company that produces and markets turf, grass, sod and seed.

John W. Williamson, III (57)         2001                    President of J.W. Williamson Ginnery, Inc., which is a
                                                             partner in Carolina Eastern-Williamson Lynchburg Grain
                                                             Company and Carolina Soy.  Also serves as Chairman of
                                                             the Jackson Companies, which operate a camping resort,
                                                             golf community, and commercial development group in
                                                             Myrtle Beach, S.C.

Cathy Cox Yeadon (56)                1997                    Retired; formerly Vice President, Human Resources at Cox
                                                             Industries, Inc., a wood products manufacturing and treating company.


                              FAMILY RELATIONSHIPS

     There are no family relationships among any of the directors and executive officers of the Company.

                            COMPENSATION OF DIRECTORS

     Directors who are also officers employed by the Company or its subsidiaries do not receive fees or any other separate cash compensation for serving as a director. Non-employee directors of the Company are paid a cash retainer of $500 per calendar quarter and $500 per meeting attended of the bank subsidiary board of which they are a member. Members of the executive committee, audit committee, compensation committee, governance committee, and trust asset management committee are paid additional payments of $400, $400, $300, $300, and $300 respectively, for each meeting attended. The chairmen of the audit, compensation, and governance committees currently receive $800, $800 and $500, respectively, per committee meeting attended in lieu of the corresponding amounts above. Under the Company's deferred compensation plan, directors may elect to defer all or a portion of their directors' fees and to treat such deferred amounts as though they were invested in one or more investment options designated by the plan. Amounts deferred under the plan remain general obligations of the Company and become payable at the times (or during the periods) designated by participating directors.

     In May 2005, the Company awarded to each non-employee director serving at that time options to acquire 500 shares of the Company's common stock at the fair market value at the time of award, and 200 shares of restricted stock. These awards were granted following the Company's annual shareholders' meeting and vested over a period of one year from the date of grant. The Company intends to grant annually to its non-employee directors stock options and restricted stock awards in similar amounts and terms following the shareholders' meeting.

     Robert R. Horger, who serves as Chairman of the Board of the Company, currently receives $77,315 annually for serving in that capacity. In addition, in January 2005, the Company granted to Mr. Horger 584 shares of restricted stock valued at $33.57 per share at that time, and options to purchase 1,750 shares of the Company's common stock at $33.57 per share. These restricted stock shares vest and the options become exercisable in four equal annual installments over the four-year period following the date of grant.

     The following table sets forth the fees and other forms of compensation paid to Mr. Horger and the Company's non-fulltime employee directors in 2005, along with a listing of the committees on which each board member serves.



                                                                Securities      Member of Following Committees
                                               Restricted       Underlying      ------------------------------
Name                      Directors Fees  Stock Awards ($) (1)   Options (#)    E      A       C       G      P       T
----                      --------------  --------------------   -----------    -      -       -       -      -       -
Robert R. Horger (2)         $77,315             $19,605           1,750        *                             *
---------------------------------------------------------------------------------------------------------------------------
Colden R. Battey, Jr.         18,800              5,786             500         *              *       *      *
---------------------------------------------------------------------------------------------------------------------------
Luther J. Battiste, III       12,600              5,786             500                *                              *
---------------------------------------------------------------------------------------------------------------------------
Dalton B. Floyd, Jr. (3)       800                    -                -                               *              *
---------------------------------------------------------------------------------------------------------------------------
M. Oswald Fogle               17,500              5,786             500                *       *
---------------------------------------------------------------------------------------------------------------------------
Dwight W. Frierson            18,100              5,786             500         *                      *      *
---------------------------------------------------------------------------------------------------------------------------
R. Caine Halter (4)           8,100              12,660                -        *                             *
---------------------------------------------------------------------------------------------------------------------------
Harry M. Mims, Jr.            20,000              5,786             500         *              *              *       *
---------------------------------------------------------------------------------------------------------------------------
Ralph W. Norman               17,700              5,786             500                *               *
---------------------------------------------------------------------------------------------------------------------------
James W. Roquemore            17,600              5,786             500         *                             *
---------------------------------------------------------------------------------------------------------------------------
Thomas E. Suggs               16,320              5,786             500         *                      *      *
---------------------------------------------------------------------------------------------------------------------------
Susie H. VanHuss              11,000              5,786             500                        *                      *
---------------------------------------------------------------------------------------------------------------------------
A. Dewall Waters              12,000              5,786             500                        *
---------------------------------------------------------------------------------------------------------------------------
John W. Williamson, III       11,600              5,786             500                *                              *
---------------------------------------------------------------------------------------------------------------------------
Cathy Cox Yeadon              12,900              5,786             500                *                              *
---------------------------------------------------------------------------------------------------------------------------


*      E- Executive Committee
*      A- Audit Committee
*      C- Compensation Committee
*      G-Governance Committee
*      P- Policy Committee
*      T- Trust Asset Management Committee

(1) Except as noted for Mr. Horger, Mr. Floyd and Mr. Halter, the directors were granted 200 shares of restricted stock valued at $28.93 in 2005.

(2) Robert R. Horger serves as Chairman of the Board of the Company and currently receives a salary of $77,315 annually for serving in that capacity. He was granted 584 shares of restricted stock valued at $33.57 per share in 2005.

(3) Dalton B. Floyd, Jr. joined the board in December 2005 and was compensated for attendance at one meeting and for his membership on the SunBank board.

(4) R. Caine Halter joined the board in May 2005. He was granted 400 shares of restricted stock valued at $31.65 per share for his appointment to the board of directors.

                      THE BOARD OF DIRECTORS AND COMMITTEES

     During 2005, the board of directors of the Company held ten meetings. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of the Company on which he or she served.

     There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. Last year, 14 of the Company's 15 directors active at that time attended the 2005 Annual Shareholders' Meeting.

     The board of directors has determined that Colden R. Battey, Jr., Luther J. Battiste, III, Dalton B. Floyd, Jr., M. Oswald Fogle, Dwight W. Frierson, R. Caine Halter, Harry M. Mims, Jr., Ralph W. Norman, James W. Roquemore, Thomas E. Suggs, Susie H. VanHuss, A. Dewall Waters, John W. Williamson, III, and Cathy Cox Yeadon are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. Therefore, under these requirements, a majority of the members of the Company's board of directors is independent.

     The board of directors has adopted a Code of Ethics for Financial Professionals that is applicable to the Company's chief executive officer, chief financial officer, controller, financial controls and disclosures manager and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics for Financial Professionals was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

     The board of directors of the Company maintains executive, audit, compensation, governance, policy and trust asset management committees. The functions, composition and frequency of meetings for these committees during 2005 were as follows:

     Executive Committee - The executive committee is composed of Robert R. Horger, Chairman, Colden R. Battey, Jr., Dwight W. Frierson, R. Caine Halter, Robert R. Hill, Jr., Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The board of directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of the Company. The executive committee met twenty-three times in 2005.

     Audit Committee - The audit committee is composed of M. Oswald Fogle, Chairman, Luther J. Battiste, III, Ralph W. Norman, John W. Williamson, III, and Cathy Cox Yeadon. The board of directors has determined that all members of the audit committee are independent directors under the independence requirements of The NASDAQ Stock Market. The board of directors has also determined that M. Oswald Fogle is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002. The audit committee held eleven meetings in 2005. The primary function of the audit committee is to assist the board of directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the audit committee reviews the qualifications, performance and independence of the Company's independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent auditors. The audit committee also oversees the Company's internal audit department. The board of directors has adopted a charter for the audit committee, and a copy of the charter was filed as Appendix B to the Company's 2004 proxy statement.

     Compensation Committee - The compensation committee is composed of A. Dewall Waters, Chairman, Colden R. Battey, Jr., M. Oswald Fogle, Harry M. Mims, Jr. and Susie H. VanHuss. The compensation committee met five times in 2005. The board of directors has determined that all members of the compensation committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. The compensation committee, among other functions, evaluates the performance of the executive officers of the Company and recommends to the board of directors, through the executive committee, matters concerning compensation, salaries, benefits and other forms of executive compensation to officers of the Company.

     Governance Committee - The governance committee is composed of Dwight W. Frierson, Chairman, Colden R. Battey, Jr., Dalton B. Floyd, Jr., Ralph W. Norman and Thomas E. Suggs. The board of directors has determined that all members of the governance committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. The governance committee met one time in 2005. The governance committee acts as the nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The governance committee also periodically reviews and, where appropriate, recommends changes to the Company's corporate governance practices. The governance committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the governance committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. Nominees for the board are reviewed by the governance committee on a case-by-case basis based on a number of factors, including a proposed nominee's independence, age, skills, occupation, diversity and experience and any other factors beneficial to the Company. The governance committee will consider nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company.

     The governance committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in paragraph 6 under the caption "Committee Authority and Responsibilities" of the governance committee's charter. The governance committee's charter was included as Appendix A to the Company's 2005 proxy statement. The required information regarding a director nominee is also discussed in general terms within the last paragraph of the "Shareholder Proposals and Communications" section on page 2 of this proxy statement.

     Policy Committee - The policy committee is composed of Dwight W. Frierson, Chairman, Colden R. Battey, Jr., R. Caine Halter, Robert R. Hill, Jr., Robert R. Horger, Harry M. Mims, Jr., James W. Roquemore, and Thomas E. Suggs. The primary purpose of the policy committee is to recommend and approve new policies and review and approve present policies or policy updates and changes. The policy committee met three times in 2005.

     Trust Asset Management Committee - The trust asset management committee is composed of Cathy Cox Yeadon, Chair, Luther J. Battiste, III, Dalton B. Floyd, Jr., Harry M. Mims, Jr. and Susie H. VanHuss. The trust asset management committee met three times in 2005. The primary purpose of the trust asset management committee is to oversee the activities of the trust and asset management department and the investment services activities of the Company's subsidiary banks.

                             EXECUTIVE COMPENSATION

     The following table summarizes for the years indicated the current and long-term compensation for the Chief Executive Officer of the Company, the former Chief Executive Officer of the Company, and the four most highly compensated executive officers other than the Chief Executive Officer (the "named executive officers").


                    SUMMARY COMPENSATION TABLE

                                      Annual                             Long Term
                                 Compensation (1)                    Compensation Awards
                                 ----------------                    -------------------
Name and                                                        Restricted    Securities Underlying        All Other
Principal Position         Year       Salary     Bonus (2)   Stock Awards (3)     Options (#) (4)      Compensation (5)
------------------         ----       ------     ---------   ----------------     ---------------      ----------------
Robert R. Hill, Jr.        2005     $252,560    $149,130         $72,108              6,443                 $7,613
President and Chief        2004      199,754           --              -              6,300                  4,012
Executive Officer          2003      184,000      57,600               -              6,300                  5,174

John C. Pollok             2005     $190,000    $106,570         $41,963              3,750                 $6,928
Senior Executive Vice      2004      169,388           --              -              5,250                  6,052
President and Chief        2003      156,154      63,600               -              4,200                  4,406
Operating Officer
Thomas S. Camp             2005     $178,376     $91,393         $22,391              2,000                 $6,732
President and CEO          2004      170,560           --              -              4,200                  6,055
South Carolina Bank        2003      164,000      61,635               -              4,200                  4,712
and Trust of the
Piedmont, N.A.
Richard C. Mathis          2005     $174,700     $90,170         $30,784              2,750                 $6,635
Executive Vice             2004      165,900           --              -              4,410                  5,923
President and              2003      158,000      40,900               -              4,410                  4,443
Chief Financial Officer
Joe E. Burns               2005     $157,777     $85,230         $27,964              2,500                 $5,967
Executive Vice             2004      152,000           --              -              4,200                  5,443
President and Chief        2003      146,000      36,500          $54,920             4,200                  4,105
Credit Officer



(1) Perquisites and personal benefits did not exceed $10,000 for any of the named executives.

(2) These bonus amounts earned for performance in 2005 consist of cash incentive payments and the award of immediately vested shares of the Company's common stock, valued at its $33.42 per share fair market value at year end 2005, to each named executive as follows: Mr. Hill, $99,000 cash incentive and $50,130 stock; Mr. Pollok, $73,150 cash incentive and $33,420 stock; Mr. Camp, $57,973 cash incentive and $33,420 stock; Mr. Mathis, $56,750 cash incentive and $33,420 stock; and Mr. Burns, $51,810 cash incentive and $33,420 stock. For additional information about bonuses and incentives, see discussion in the "Executive Officer Cash Incentives" section on pages 12 and 13.

(3) From time to time, the Company has awarded shares of restricted stock to its executive officers. Shares of restricted stock that were issued during 2005 will vest at 25% per year for a period of four years subject to the continued employment of the officer. The Company did not grant any shares of restricted stock to the executive officers named above during 2004. Shares of restricted stock that were issued to Mr. Burns in 2003 generally vest subject to the continued employment of the officer as follows: (a) 25% of the shares vest free of restrictions on the third anniversary of the date of grant; (b) 25% of the shares vest free of restrictions on the fifth anniversary of the date of grant; and (c) 50% of the shares vest free of restrictions on the seventh anniversary of the date of grant. An officer's interest in any non-vested shares would terminate upon the termination of the officer's employment with the Company, except that all restricted shares will fully vest if there is a change in control of the Company or the officer dies while employed by the Company. Each officer generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The number and market value of unvested shares of restricted stock held by the officers named above at December 31, 2005, were as follows: Mr. Hill - 5,613 shares ($187,586); Mr. Pollok - 4,281 shares ($143,071); Mr. Camp - 4,132 shares ($138,091); Mr. Mathis - 3,948 shares ($131,942); and Mr. Burns - 3,799 shares ($126,962).

(4) Options granted in 2004 and 2003 reflect the effect of a 5% stock dividend distributed on January 1, 2005.

(5) Includes contributions by the Company's subsidiaries through matching or discretionary contributions to their employee savings plans allocated to the named executive officers' accounts, and term life insurance premiums paid by the Company's subsidiaries for the benefit of the named executive officers as follows:


                                          Employee Savings Plan (1)     Life Insurance Premiums
                                          -------------------------     -----------------------
Robert R. Hill, Jr.          2005                   $5,650                     $1,963
                             2004                    2,443                      1,569
                             2003                    3,680                      1,494

John C. Pollok               2005                   $5,480                     $1,448
                             2004                    4,697                      1,355
                             2003                    3,123                      1,283

Thomas S. Camp               2005                   $5,351                     $1,381
                             2004                    4,723                      1,332
                             2003                    3,280                      1,332

Richard C. Mathis            2005                   $5,241                     $1,394
                             2004                    4,575                      1,348
                             2003                    3,160                      1,283

Joe E. Burns                 2005                   $4,733                     $1,234
                             2004                    4,209                      1,234
                             2003                    2,920                      1,185


(1) The employee savings plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and covers all employees.

                              EMPLOYMENT AGREEMENTS

Robert R. Hill, Jr.

     In September 1999, the Company entered into an employment and noncompetition agreement with Mr. Hill that extends for a rolling three-year period. Under the agreement, Mr. Hill is entitled to receive base salary (currently $300,000 per year during 2006), certain fringe benefits such as country club dues and an automobile, and reimbursement of his business-related expenses, and to participate in other compensatory and employee benefit plans maintained by the Company from time to time, including the Company's cash incentive and stock compensation plans. If Mr. Hill's employment is terminated by reason of death, disability or without cause, or if he terminates his employment because he is relocated or his responsibilities are reduced without his consent, the Company generally is required to pay him (or his estate) his base salary in effect at the time of termination for 12 months following termination and to continue his health, medical and dental insurance and other benefits during such period. In addition, if Mr. Hill's employment is terminated by either Mr. Hill or the Company following a change in control (other than by reason of death, disability or cause), Mr. Hill will be entitled to continued compensation of an amount equal to the product of 2.99 multiplied by his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code (generally the average of the previous five tax years' annual compensation), such amount to be paid over 36 months or in lump sum at Mr. Hill's discretion. The Company must also pay Mr. Hill's medical and life insurance during such 36-month period. During his employment and for 12 months following any termination of his employment, Mr. Hill has agreed not to compete with the Company through accepting traditional banking services employment in any county where the Company is conducting business, solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company.

Other Named Executive Officers

     The Company has entered into employment agreements with the other named executive officers. Under these agreements, these executive officers are entitled to receive annual base salary (currently during 2006, for Mr. Pollok, $205,000; for Mr. Camp, $185,250; for Mr. Mathis, $178,300; and for Mr. Burns, $162,750), certain fringe benefits which may vary among officers such as country club dues and an automobile, reimbursement of their business-related expenses, and participation in other compensatory and employee benefit plans maintained by the Company from time to time, including the Company's cash incentive and stock compensation plans. If their employment is terminated by the Company without cause, the Company generally will be required to pay them their base salary in effect at the time of termination for six months following termination. In addition, if their employment is terminated by the Company following a change in control for any reason other than as a result of death, disability or for cause, the Company is required to pay them their base salary then in effect for 24 months following termination. During their employment and for a period of between 6-18 months following their employment (depending on the circumstances resulting in the termination of employment), each executive officer has agreed not to compete with the Company through accepting traditional banking services employment in the counties in South Carolina where his primary office is (or formerly was) located or to solicit customers of the Company, or induce any Company employee to leave the Company for the purpose of competing with the Company in any county where the Company is conducting business.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENTS

     The Company has entered into supplemental executive retirement agreements with its chief executive officer and the other named executive officers. The Company had anticipated that it would amend these agreements (as expressed in the 2005 proxy statement), but it has not yet done so. The Company is currently considering amendments to the existing agreements, and appropriate filings will be made with the Securities and Exchange Commission if such changes are adopted.

     Under the agreements currently in place, the named executive officers generally will be entitled to receive retirement benefits over the 20-year period following retirement after age 65, or benefits at a reduced amount if retirement occurs between ages 62 and 65 for Mr. Camp and Mr. Mathis. The annual amount of such benefits may not exceed $75,000 for Mr. Hill and $50,000 for the other executives. The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied a specified performance measure, namely that the Company's diluted earnings per share for the year equaled or exceeded 110% of the Company's diluted earnings per share for the previous year. If the named executive officers were to have retired at normal retirement age as of December 31, 2005, they would have been entitled to approximately 33.3% of their maximum annual retirement benefit based on this performance measure subsequent to December 31, 2002. A smaller annual benefit, payable over the 20-year period after the executive attains his normal retirement age, will become payable if the employment of any of these officers is terminated prior to attaining retirement age for any reason other than death or for cause. If an executive dies, the Company will be required to pay his estate a lump sum amount (which is $375,000 for Mr. Hill and $250,000 for the other executives) plus an annual amount (which is $75,000 for Mr. Hill and $50,000 for the other executives) in monthly installments over the 10-year period following death. These executives will forfeit their retirement benefits if they compete with the Company. The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

                           DEFERRED COMPENSATION PLAN

     The Company has adopted a deferred compensation plan in which directors, executive officers and certain other officers are entitled to participate. Under the plan, directors and executive officers may defer all or a portion of their compensation from the Company and treat these amounts as though they were invested in one or more deemed investment options designated by the plan. Amounts payable under the plan remain general obligations of the Company and are payable by the Company at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

                                  STOCK OPTIONS

     The following table provides information concerning stock options exercised by the named executives in 2005 and the value of options held by each executive at December 31, 2005.

     AGGREGATED OPTION EXERCISES DURING 2005 AND YEAR END 2005 OPTION VALUES


                                                                    Number of Secuities
                                                                        Underlying                  Value of Unexercised
                                                                    Unexercised Options            In-the-Money Options (3)
                                                                    -------------------            ------------------------
                             Shares                               At Fiscal Year-End (2)              At Fiscal Year-End
                           Acquired on        Value               -----------------------             ------------------
Executive Officer          Exercise (#)    Realized (1)        Exercisable    Unexercisable    Exercisable       Unexercisable
-----------------          ------------    ------------        -----------    -------------    -----------       -------------
Robert R. Hill, Jr.                    -               $ -        6,385          16,050          $84,852            $82,913
John C. Pollok                         -                 -       11,641          11,809          172,822             73,658
Thomas S. Camp                         -                 -       11,582           8,405          175,549             55,625
Richard C. Mathis                  1,443            22,208        7,927           9,418          110,472             57,346
Joe E. Burns                       1,155            19,592        6,181           8,762          77,111              53,152


(1) Based on the difference between the closing price on the date of exercise and the option exercise price.

(2) Figures shown represent the total number of shares subject to unexercised options held by the indicated executive officers at year-end 2005. The number of shares subject to options that were exercisable and unexercisable at year-end 2005 is displayed. The number of options granted has been adjusted to reflect all stock dividends.

(3) Dollar amounts shown represent the value of "in-the-money" stock options held by the indicated officers at year-end 2005. Shares subject to an option are considered to be "in-the-money" if the fair market value at December 31, 2005 of shares of stock exceeds the exercise or base price of such shares. The value of the "in-the-money" options is computed based on the difference between the $33.42 per share market value of the stock at December 31, 2005 and the exercise or base price of the shares subject to underlying options. The value of shares subject to options that are exercisable and unexercisable at December 31, 2005 is displayed.

The following table provides information concerning the grant of stock options during 2005 to the named executives.

                              OPTION GRANTS IN 2005

                                                                                                Potential Realizable Value
                                                                                                       At Assumed
                                            Percent of Total                                   Annual Rates of Stock Price
                     Number of Securities Options Granted to  Exercise or                    Appreciation for Option Term (3)
                      Underlying Options     Employees in      Base Price                    --------------------------------
Executive Officer       Granted (#) (1)     Fiscal Year      ($/Share) (2)  Expiration Date      5%              10%
-----------------       ---------------     -----------      -------------  ---------------      --              ---
Robert R. Hill, Jr.  6,443                     14.14%            $33.57         1/3/2015      $ 136,025          $ 344,713
John C. Pollok       3,750                     8.23%             $33.57         1/3/2015         79,170            200,632
Thomas S. Camp       2,000                     4.39%             $33.57         1/3/2015         42,224            107,004
Richard C. Mathis    2,750                     6.03%             $33.57         1/3/2015         58,058            147,130
Joe E. Burns         2,500                     5.49%             $33.57         1/3/2015         52,780            133,755


(1) All stock options become exercisable over a four-year period in 25% increments.

(2) The exercise price equals the closing market price of the Company's common stock for the business day preceding the date of the grant.

(3) The potential gains are based on the assumed annual rates of stock price appreciation of 5% and 10% over the term of each option. Any actual gains are dependent on the future performance of the Company's common stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation will be achieved. Increases in the stock price will benefit all shareholders commensurately.

                    REPORT ON EXECUTIVE OFFICER COMPENSATION

     The Company's compensation committee is required to provide the Company's shareholders with a report discussing the compensation committee's policies in establishing compensation for the Company's executive officers. The report is also required to discuss the relationship, if any, between the Company's performance and executive officer compensation. Finally, the report must specifically discuss the factors and criteria upon which the compensation paid to the Company's Chief Executive Officer was based.

     This report is provided as a summary of current practice with regard to the annual compensation review and authorization of executive officer compensation, and with respect to specific action taken for the chief executive officer. The $1,000,000 tax deduction limitation for executive compensation which is not performance based, added by the Omnibus Budget Reconciliation Act of 1993, is not relevant to this year's report and does not affect either the Company's or it subsidiaries' compensation policy. Should such limitations become relevant, steps will be taken to amend the Company's and its subsidiaries' compensation policy to assure compliance.

     The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. Annual compensation for the chief executive officer (and other executive officers) consists primarily of three elements.

     * A base salary that is determined by individual contribution and performance, and which is designed to provide a base level of compensation that is at a median level to that provided to key executives of a selected group of southeastern peer banking companies of similar size and performance.
     * A short-term cash incentive program that is directly linked to individual performance and the Company's soundness, financial performance, and growth and which may be supplemented by stock-based bonuses based on similar criteria.
     * A long-term incentive program that provides stock options and shares of restricted stock to executive officers. Such awards provide an incentive that focuses the executive's attention on managing the Company from the perspective of a shareholder with an equity stake in the business. The economic value of any such award is directly tied to the future performance of the Company's stock and will provide value to the recipient when the price of the Company's stock increases over time.

Chief Executive Officer's Salary

    Robert R. Hill, Jr. earned a salary of $252,560 in 2005. The compensation committee established this amount in November 2004 when Mr. Hill was elected chief executive officer upon the departure of the prior chief executive officer. The committee considered Mr. Hill's 10-year tenure with the Company and his experience as president and chief operating officer of the Company's lead bank subsidiary for approximately 6 years. The committee, in consultation with a compensation and benefits consultant, also reviewed average salary surveys for persons in similar positions with banking organizations of similar size and performance in the southeastern United States and nationally. The committee determined that, in combination with the incentive and stock-based compensation opportunities (described below), the $252,560 annual salary was appropriate for 2005.

Executive Officer Cash Incentives

    In 2005, the chief executive officer, the other named executive officers, and other senior executives participated in a performance-based executive incentive arrangement that was filed on March 15, 2005 as Exhibit 10.28 to the Company's Form 10-K for the year ended December 31, 2004. The chief executive officer and other executives will likewise participate in this same arrangement for 2006. Essentially, the executive bonus arrangement indicates that, first, the Company's subsidiaries must attain a prescribed level for their composite ratings from their principal banking regulator. Next, the net income for the year must at least equal the net income from the prior year. Then, as the Company and its subsidiaries' net incomes exceed the prior year's levels up to and beyond a planned dollar amount of increase, incentives accrue on a pro-rata basis up to a maximum of 110% of an aggregate cash incentive target level. This incentive target level is determined as the aggregate dollar amount of the executive officers' planned bonuses expressed as a percent of annual salary. This bonus percentage was 36% for the chief executive officer and ranged from 30% to 35% for the other named executive officers. Attaining planned increases in the earnings performance component can contribute up to 40% of each executive's annual cash incentive. Attaining planned increases in balances of total loans can contribute up to 20% of an executive's annual cash incentive. Attaining planned increases in balances of deposits can also contribute up to 20% of an executive's annual cash incentive. Finally, each executive has individual and/or divisional goals, the attainment of which can contribute up to 20% of an executive's annual cash incentive.

    The Company and its subsidiaries attained and exceeded all these performance targets in 2005, enabling cash incentive payments at the maximum 110% of targeted amounts.

    Additionally, because of the executives' performance in guiding the Company to attain a high level of financial performance in 2005 (as evidenced in part by the approximately 18% increase in diluted earnings per share from 2004, the approximately 13.2% return on average equity in 2005, and the successful completions of two bank acquisitions and one mortgage company acquisition in
2005), the compensation committee awarded the chief executive officer 1,500 shares of Company stock, the other named executives 1,000 shares each, and all executives as a group 7,500 shares cumulatively (including those shares specified for the named executives).

Cash Incentives for Executives in 2006

     The chief executive officer and the other named executives will participate in the same incentive plan during 2006 as that described in the immediately preceding section.

Stock-Based Compensation

     The Company, from time to time, also grants stock options and shares of restricted stock to its executive officers. These stock-based incentive awards help align the interests of the Company's executive officers with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's stock. The number of options and restricted shares granted to executive officers during any given year is based on a number of factors, including job performance, seniority and job responsibilities, company performance as to earnings and growth, the amount of awards made in prior years, and industry information from compensation consultants and published surveys regarding stock-based awards granted to officers employed by comparable companies. Please refer to the Summary Compensation Table on page 8 of this proxy statement for a listing of stock options and restricted shares granted to the listed executives in 2005, 2004, and 2003.

                           o Compensation Committee o

A. Dewall Waters, Chairman        Colden R. Battey, Jr.          M. Oswald Fogle
                       Harry M. Mims, Jr.            Susie H. VanHuss




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


           DEFINED BENEFIT PENSION PLAN AND OTHER RETIREMENT BENEFITS

     South Carolina Bank and Trust, N.A. maintains for the Company a noncontributory, defined benefit pension plan covering its employees, including the Company's executive officers. The pension plan is a "tax qualified" plan under Section 401(a) of the Internal Revenue Code and must also comply with provisions of the Employee Retirement Income Security Act of 1974.

     The pension table below shows estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service categories as if retirement had occurred on December 31, 2005. The benefits shown are computed on a single life only annuity basis.

--------------------------------------------------------------------------
                  Employees' Pension Plan of south Carolina Bank and Trust
                            Estimated Annual Retirement Benefits
                 (For an Employee Whose Normal Retirement Date is 1/1/2006)
                                      Years of Service
--------------------------------------------------------------------------
           FAC*       10 Years      20 Years       30 Years     40 Years
--------------------------------------------------------------------------
      $  30,000       $  2,700      $  5,400       $  8,100     $  9,450
         50,000          4,591         9,182         13,773       16,069
         70,000          7,691        15,382         23,073       26,919
        100,000         12,341        24,682         37,023       43,194
        150,000         20,091        40,182         60,273       70,319
        200,000         27,841        55,682         83,523       97,444
        250,000         28,306        56,612         84,918       99,071
        300,000         28,306        56,612         84,918       99,071
        350,000         28,306        56,612         84,918       99,071
        400,000         28,306        56,612         84,918       99,071
--------------------------------------------------------------------------
 * FAC: Final Average Compensation is computed as the average amount of a participant's compensation earned over the last 60 months prior to his or her retirement date or early termination of employment.
--------------------------------------------------------------------------

     Upon a participant's retirement at normal retirement date (age 65), a monthly retirement benefit will be paid in accordance with pension plan provisions. For an employee covered under the form of the pension plan in place at the end of 2005, the amount of such monthly retirement benefit will equal 1/12 of the sum of (i) and (ii) as follows: (i) .90% of the pension plan participant's final average compensation multiplied by his years of credited service up to a maximum of 35 years; and (ii) .65% of the pension plan participant's final average compensation in excess of his covered compensation multiplied by his years of credited service up to a maximum of 35 years. For purposes of the above formula, social security covered compensation is currently set at $48,600 for an employee whose normal retirement date is January 1, 2006. A participant's final average compensation consists of the average amount of a participant's compensation earned over the last 60 months prior to early or normal retirement. A participant is credited with one year of credited service under the pension plan for each year in which 1,000 or more hours are worked. Benefits under the pension plan are not subject to deduction for social security or other offset amounts. For purposes of computing a participant's final average compensation, the pension plan in 2005 used the following definition of participant compensation during the first calendar quarter of 2005: W-2 earnings, overtime pay, 75% of cash bonuses, and 50% of commissions, but excluding employer contributions to employee benefit plans, as limited by
Section 401 (a)(17) of the Internal Revenue Code.

     Beginning January 1, 2006 and going forward, the Company has implemented some noticeable changes to its defined benefits pension plan in order to estimate and control more effectively its annual costs in regard to providing retirement benefits and to direct more of its current and future employees toward defined contribution retirement benefits. First, the definition of includable pay for the pension plan has been adjusted to include no (0%) incentive and bonus income for all employees. Next, the Company has implemented a three-tiered program to provide benefits to its current and future employees.
(i) Current employees over age 45 as of December 31, 2005 and who have 5 or more years of service will continue in the pension plan as described in the paragraph above. These employees also have the opportunity to participate in a defined contribution (401(k)) plan that features a Company match of 50% of the employees' contributions up to 6% of salary. (Note that this is the form of the Company's existing 401(k) plan.) Consequently, this first group of employees has no changes, other than the definition of includable income, to its retirement plans. (ii) Current employees under age 45 as of December 31, 2005 or who have less than 5 years of service will receive a monthly pension plan benefit based on .30% (reduced from .90%) of final average monthly, plus .20% (reduced from ..65%) of pay in excess of covered compensation. These employees, however, will have the opportunity to participate in a 401(k) plan that features a Company match of 100% of the employees' contributions up to 6% of salary. (iii) Any employees hired on or after January 1, 2006 will not participate in a defined benefit pension plan. Rather, this group of employees will have the opportunity to participate in a 401(k) plan that features a Company match of 100% of employees' contributions up to 6% of salary. Vesting in the Company's portion of contributions for this group of employees will occur ratably from year two through year 5 of enrollment in the plan.

     The executive officer compensation used in 2005 for purposes of computing executive officer benefits under the pension plan is approximately the same as that shown in the Summary Compensation Table under Annual Compensation, adjusted for the reduced percentage (75%) of cash bonus income that is included. As of December 31, 2005, the named executive officers had accumulated the following years of credited service toward retirement: Mr. Hill, 10 years credited service; Mr. Pollok, 10 years credited service; Mr. Camp, 7 years credited service; Mr. Mathis, 6 years credited service; and Mr. Burns, 5 years credited service.

                          SHAREHOLDER PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total shareholder return with a performance indicator of the overall stock market and published industry indices. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

     Shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2005 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, shareholders may wish to consider other relevant performance indicators in assessing shareholder return and the reasonableness of executive compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with return on equity and return on assets percentages. As described in the Report on Executive Officer Compensation, the Company's compensation committee uses, among other considerations, growth in net income, loans and deposits, performance of individual and divisional goals, and qualitative factors in helping to determine incentive program awards.

         The performance graph below compares the Company's cumulative total return over the most recent five year period with the NASDAQ Composite and the SNL Southeast Bank Index, a banking industry performance index for the southeastern United States. Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index value of 100 per share. The value of the Company's stock as shown in the graph is based on published prices for transactions in the Company's stock.



      ******[SEE SUPPLEMENTAL PDF FOR STOCK PERFORMANCE CHART GRAPH]******

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's banking subsidiaries have loan and deposit relationships with some of the directors of the Company and its subsidiaries and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

     Robert R. Horger, Chairman of the Board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, which South Carolina Bank and Trust, N.A. engaged as counsel during 2005 and may engage during the current fiscal year. In 2005, the Company made payments totaling $70,993 to Horger, Barnwell & Reid.

     Colden R. Battey, Jr., a director, is a partner in the law firm of Harvey and Battey, PA, which South Carolina Bank and Trust, N.A. engaged as counsel in 2005 and may engage during the current fiscal year. In 2005, the Company made payments totaling $2,119 to Harvey and Battey, PA. Mr. Battey also has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A., in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $138,951.

     Dalton B. Floyd, Jr., a director, is President of The Floyd Law Firm, PC, which SunBank, N.A. and Sun Bancshares, Inc. engaged as counsel during 2005. SCBT Financial Corporation is likely to engage in services with the firm during the current fiscal year. In 2005, SunBank, NA, made payments totaling $9,502 to The Floyd Law Firm, PC. Director Floyd also has a 50% interest in a corporation that leases to SunBank a lot upon which a branch of SunBank resides at the intersection of Riverwood Drive and Highway 17 Bypass in Murrells Inlet, SC. The rent payments paid by SunBank under this lease during 2005 were approximately $101,642.

     R. Caine Halter, a director, is managing partner with a 6.25% personal interest and an additional 1.7% interest through a family limited partnership in a single asset company that owns an office building in Greenville, SC which serves as the Upstate headquarters for South Carolina Bank and Trust, N.A. During 2005, the Company's lease payments to the partnership under this lease were $90,705.

     Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2005 and will use during the current fiscal year as an insurance broker for certain policies. In 2005, the Company made payments to Keenan and Suggs, Inc., as the Company's insurance placement agent, totaling $544,124. Keenan and Suggs, Inc. pays most of these funds, net of its agency commissions which the firm recognizes as revenue, to the various insurance companies providing insurance coverages to SCBT Financial Corporation or its subsidiaries. Keenan and Suggs, Inc. specifies that it recognized $48,905 in revenue in 2005 based on this activity.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As required by Section 16(a) of the Securities Exchange Act of 1934, SCBT Financial Corporation's directors and executive officers are required to report periodically their ownership of SCBT Financial Corporation stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of forms 3, 4 and 5 and written representations made by these affiliates to the Company, it appears that all such reports for these persons were filed in a timely fashion in 2005.

                             INDEPENDENT ACCOUNTANTS

     The audit committee has appointed J. W. Hunt and Company, LLP, independent certified public accountants, as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2006, subject to ratification by the Company's shareholders. J. W. Hunt and Company, LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company. Representatives of J.W. Hunt and Company, LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             AUDIT COMMITTEE REPORT

     The audit committee oversees the Company's financial reporting process, including internal controls, on behalf of the board of directors. The committee is composed of five directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the audit committee. The audit committee operates under an audit committee charter that complies with the requirements regarding audit committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market.

     Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

     In the context of its responsibilities, the audit committee met with management and the independent auditors to review and discuss the December 31, 2005 audited financial statements. The audit committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board No. (Independence Discussion with audit committees) and discussed with them their independence from the Company and its management. The audit committee also has considered whether the independent auditor's provision of non-audit services, as set forth in "Audit and Other Fees" below, is compatible with the auditor's independence.

     Based on the reviews and discussions referred to above, the audit committee has determined to recommend to the board of directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                               o Audit Committee o
M. Oswald Fogle, Chairman       Luther J. Battiste, III          Ralph W. Norman
                   John W. Williamson, III          Cathy Cox Yeadon

                              AUDIT AND OTHER FEES

     The following listing presents the aggregate fees billed by J. W. Hunt and Company, LLP, the Company's independent auditor, during 2005 and 2004 for (i) audit fees, (ii) audit-related fees, (iii) tax fees and (iv) all other fees:

     ------------------------- -------------- -----------------
                                   2005              2004
     ------------------------- -------------- -----------------
     Audit Fees                 $221,429           $209,891
     ------------------------- -------------- -----------------
     Audit Related Fees (1)       12,000            12,000
     ------------------------- -------------- -----------------
     Tax Fees (2)                 26,651            33,609
     ------------------------- -------------- -----------------
     All Other Fees (3)           30,434            38,851
     ------------------------- -------------- -----------------

     (1) Audit-related fees are for services rendered in connection with attesting to internal controls over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

     (2) Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

     (3) All other fees are for services rendered in connection with accounting research and assistance related to actual or proposed transactions that involve unusual or complex elements.

Pre-Approval Policy

     The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the audit committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any preapproval decisions to the audit committee at its next scheduled meeting. The audit committee did not fail to pre-approve any of the services provided by J. W. Hunt and Company, LLP during 2005.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: Karen L. Dey, Senior Vice President and Controller.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Colden R. Battey, Jr., a director, is a partner in the law firm of Harvey and Battey, PA, which South Carolina Bank and Trust, N.A. engaged as counsel for certain transactions during 2005 and may engage during the current fiscal year. In 2005, the Company made payments totaling $2,119 to Harvey & Battey, PA. Mr. Battey also has a 20% interest in a partnership that leases an office building to South Carolina Bank and Trust, N.A. in Beaufort, South Carolina. Annual lease payments to the partnership under this lease are approximately $138,951. No current or former officer, and no other member of the compensation committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this Proxy Statement.

                                 OTHER BUSINESS

     The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.




          *****[SEE SUPPLEMENTAL PDF FOR THE FORM OF PROXY CARD].*****